UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2013

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Qwest Communications International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15577	84-1339282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Qwest Corporation

(Exact name of registrant as specified in its charter)

Colorado	001-03040	84-0273800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices of each Registrant)	(Zip Code of each Registrant)

(318) 388-9000

(Telephone number, including area code, of each Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 14, 2013, CenturyLink, Inc. issued a press release announcing that its indirect wholly-owned subsidiary, Qwest Corporation, agreed to sell $750 million aggregate principal amount of 6.125% Notes due 2053. Qwest Corporation also granted the underwriters an option to acquire up to an additional $25 million principal amount of these notes solely to cover over-allotments.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The exhibit to this current report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc., Qwest Communications International Inc. and Qwest Corporation have duly caused this current report to be signed on their behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
General Counsel and Secretary

Qwest Communications International Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
General Counsel and Assistant Secretary

Qwest Corporation

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
General Counsel and Secretary

Dated: May 14, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 14, 2013 announcing the pricing of Qwest Corporation’s debt offering.

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